UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Zhong Wen International Holding Co.  Ltd.
(Exact name of registrant as specified in its charter)

Delaware	Applied For
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Room 1101, 11/F., Shun Kwong Commercial Building, No.8 Des Vouex Road West, Hong Kong

(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates:   333-167663

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 Par Value
(Title of class)

INFORMATION REQUIRED IN
REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Registrant’s securities to be registered is set forth in the Rule 424(b) prospectus filed by the Registrant.  Such prospectus shall be deemed to be incorporated by reference into this Registration Statement on Form 8-A.

Item 2. Exhibits.   The following exhibits to the Form S-1 (333-167663), declared effective on September 2, 2010, are incorporated by reference into this Registration Statement.

3.1	Certificate of Incorporation.

3.1(a)	Amendment to Certificate of Incorporation

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Zhong Wen International Holding Co., Ltd.

(Registrant)

Date:	September 14, 2010

By	/s/ Sun Hongyi
Sun Hongyi
President, Chief Executive Officer
Sole Director